Exhibit 3.4

SERIES AGREEMENT

OF

APOLLO ASSET-BACKED FINANCE COMPANY LLC- SERIES I

THIS SERIES AGREEMENT, dated as of September 22, 2023 (this “Series Agreement”), is among the Sole Member, the Class V Member associated with the New Series, and each other person or entity that acquires an interest in the New Series. Capitalized terms used herein and not otherwise defined are used as defined in the Limited Liability Company Agreement of Apollo Asset- Backed Finance Company LLC, a Delaware limited liability company (the “Company”), dated as of September 22, 2023 (as amended from time to time, the “LLC Agreement”).

RECITALS

WHEREAS, the Company was formed as a Delaware limited liability company and is governed under the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as amended from time to time (the “Act”) and the LLC Agreement;

WHEREAS, the Sole Member desires to establish and form a new series of assets of the Company (the “New Series”); and

WHEREAS, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the New Series shall be enforceable against the assets of the New Series only, and not against the assets of the Company generally or any other Series, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Company generally or any other Series shall be enforceable against the assets of the New Series.

NOW THEREFORE, in consideration of the promises and obligations contained herein, the parties hereto, intending to be legally bound, agree as follows:

1.	CREATION OF SERIES.

A	New Series.

In accordance with Section 25(a) of the LLC Agreement, the Sole Member hereby establishes and forms the New Series effective upon the filing of the Certificate of Registered Series of the New Series in accordance with Section 3 of the LLC Agreement and the execution of this Series Agreement. The New Series shall be a “Series” for purposes of the LLC Agreement, with terms as are set forth herein and in the LLC Agreement. For all purposes of the Act, this Series Agreement together with each other Series Agreement of another Series and the LLC Agreement constitute the “limited liability company agreement” of the Company within the meaning of the Act. This Series Agreement is incorporated by reference into the LLC Agreement. Except as expressly provided otherwise in the LLC Agreement, (i) this Series Agreement may have the effect of altering, supplementing or amending the LLC Agreement, and (ii) to the extent that any of the terms or provisions of this Series Agreement conflict with any of the terms or provisions of the LLC Agreement, the terms or provisions of this Series Agreement shall control with respect to the New Series.

B.	Name of New Series.

The name of the New Series is “Apollo Asset-Backed Finance Company LLC - Series I.”

C.	Business Purpose.

The business purpose of the New Series shall be to engage in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

D.	Tax Treatment.

The New Series shall elect pursuant to Treasury Regulation Section 301.7701-3(c) to be treated as a corporation for U.S. federal income tax purposes, and no election to the contrary shall be made. Each Member and the New Series shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

2.	MISCELLANEOUS PROVISIONS.

A.	Notices.

All notices provided for by this Series Agreement shall be made in writing and deemed received (i) upon the actual delivery of the notice into the hands of the party entitled thereto, or (ii) two calendar days after being deposited in the United States mail addressed with the last known address of the party entitled thereto, with postage thereon prepaid.

B.	Binding Effect.

This Series Agreement is binding upon and inures to the benefit of the Sole Member and, to the extent permitted by this Series Agreement, its respective legal representatives, successors and permitted assigns.

C.	Governing Law.

This Series Agreement shall be governed by and construed pursuant to the laws of the State of Delaware, without regard to conflict of laws principles.

D.	Construction.

Whenever the singular number is used in this Series Agreement and when required by the context, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter or non-binary genders and vice versa.

E.	Severability.

If any provision or term of this Series Agreement is found to be invalid, void or unenforceable, the remainder of the provisions of this Series Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is the intent of the Sole Member that the terms and conditions of this Series Agreement to be interpreted to the greatest extent possible so as to remain valid and enforceable.

F.	Counterparts.

This Series Agreement may be signed in one or more counterparts, including by facsimile or other electronic transmission (including Portable Document Format or “PDF”), each of which shall constitute an original and all of which together shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Series Agreement or any document to be signed in connection with this Series Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

G.	Integration.

The LLC Agreement, this Series Agreement and the other Series Agreements of other Series constitute the entire agreement of the parties hereto and thereto pertaining to the subject matter hereof and thereof and supersede all prior agreements and understandings pertaining thereto.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Series Agreement as of the date first written above.

SOLE MEMBER & CLASS V MEMBER:

APOLLO PRINCIPAL HOLDINGS VI, L.P.

By:	Apollo Principal Holdings VI GP, LLC, its general partner

By:	/s/ Kristin Hester
Name: Kristin Hester
Title: Vice President

[Signature Page to Series Agreement – Apollo Asset-Backed Finance Company LLC - Series I]

FIRST AMENDMENT TO SERIES AGREEMENT OF

APOLLO ASSET-BACKED FINANCE COMPANY LLC - SERIES I

This First Amendment (this “Amendment”) to the Series Agreement of Apollo Asset-Backed Finance Company LLC - Series I (the “Series”), a registered series of Apollo Asset Backed Credit Company LLC (formerly known as Apollo Asset-Backed Finance Company LLC), a Delaware limited liability company (the “Company”), is entered into as of October 30, 2023, by Apollo Principal Holdings VI, L.P., a Cayman Islands exempted limited partnership, as the sole member of the Company generally (in such capacity, the “Sole Member”), and as the Class V Member (as defined in the LLC Agreement (as defined below)) associated with the Series. Capitalized terms used herein and not otherwise defined are used as defined in the Limited Liability Company Agreement of the Company (under the name Apollo Asset-Backed Finance Company LLC), dated as of September 22, 2023 (the “Original Agreement”), as amended by the First Amendment thereto, dated on or about the date hereof (the “LLC Amendment” and the Original Agreement as amended by the LLC Amendment being referred to herein as the “LLC Agreement”).

W I T N E S S E T H

A. WHEREAS, A certificate of registered series (the “Certificate”) of the Series was filed with the Secretary of State of the State of Delaware on September 22, 2023;

B. WHEREAS, The Sole Member and the Class V Member entered into that certain Series Agreement of the Series, dated as of September 22, 2023 (the “Series Agreement”);

C. WHEREAS, the Sole Member and the Class V Member desire to amend the Series Agreement in the manner set forth herein; and

D. WHEREAS, pursuant to the LLC Amendment, the name of the Company was changed from “Apollo Asset-Backed Finance Company LLC” to “Apollo Asset Backed Credit Company LLC” (the “Company Name Change”).

NOW, THEREFORE, intending to be legally bound, the Sole Member and the Class V Member hereby agree as follows:

1. Amendment. The name of the Series is hereby changed to “Apollo Asset Backed Credit Company LLC - Series I” (the “Name Change”). The Series Agreement is hereby amended to (i) reflect the Name Change and all references in the Series Agreement to “Apollo Asset-Backed Finance Company LLC - Series I” shall hereafter refer to “Apollo Asset Backed Credit Company LLC - Series I” and (ii) reflect the Company Name Change and all references in the Series Agreement to “Apollo Asset-Backed Finance Company LLC” shall hereafter refer to “Apollo Asset Backed Credit Company LLC”.

2. Binding Effect. This Amendment shall be binding upon, and shall enure to the benefit of, the parties hereto and their respective successors and assigns.

3. Series Agreement in Effect. Except as hereby amended, the Series Agreement shall remain in full force and effect.

4. Governing Law. This Amendment shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, all rights and remedies being governed by such laws without regard to principles of conflicts of laws.

5. Severability. Each provision of this Amendment shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment that are valid, enforceable and legal.

6. Certificate of Amendment. Any Authorized Person, including Kristin Hester, as an “authorized person” of the Company within the meaning of the Act, may execute, deliver and cause to be filed with the Secretary of State of the State of Delaware a Certificate of Amendment to the Certificate reflecting the Name Change and the Company Name Change and such execution, delivery and filing is hereby ratified, approved, authorized and confirmed in all respects.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Amendment as of the date first written above.

SOLE MEMBER & CLASS V MEMBER:

APOLLO PRINCIPAL HOLDINGS VI, L.P.

By:	Apollo Principal Holdings VI GP, LLC, its general partner

By:	/s/ Kristin Hester
Name: Kristin Hester
Title: Vice President

[Amendment to Series Agreement

– Apollo Asset-Backed Credit Company LLC– Series I]